Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of The PNC Financial Services Group, Inc. on:

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Form S-3 (Nos. 333-19003, 333-136807, 333-50651, 333-50651-01, 333-50651-02, 333-50651-03, 333-50651-04, 333-126294, 333-126294-01, 333-130744, 333-139912, 333-139912-01, 333-139913, 333-139913-01, 333-139913-02, 333-139913-03, 333-139913-04)

•	Form S-4 (Nos. 333-149076, 333-149333, 333-149333-01, 333-155248)

•

Form S-8 (Nos. 33-28828, 33-54960, 333-53806, 333-110758, 333-25867, 33-25140, 333-03901, 333-65042, 333-139347, 333-18069, 333-65040, 333-136808, 333-74666, 333-115388, 333-134169, 333-139345, 333-143182, 333-149076)

of our report dated February 13, 2008 (except Note 27, as to which the date is November 12, 2008) with respect to the Consolidated Financial Statements of National City Corporation and subsidiaries and our report dated February 13, 2008 with respect to the effectiveness of internal control over financial reporting of National City Corporation, included in this Current Report (Form 8-K) dated December 2, 2008.

/s/ Ernst & Young LLP

Cleveland, Ohio

December 1, 2008